Exhibit 21

Subsidiaries of Bausch & Lomb Incorporated as of December 31, 1996

                                          Jurisdiction Under
Name                                        Which Organized

Bausch & Lomb AG                               Switzerland
Arnette Optic Illusions, Inc.                  California
Bausch & Lomb (Australia) Pty. Limited         Australia
Bausch & Lomb (Bermuda) Finance Company, Ltd.  Bermuda
Bausch & Lomb (Bermuda) Limited                Bermuda
Bausch & Lomb B.V.                             Netherlands
Bausch & Lomb Canada Inc.                      Canada
Charles River Laboratories Inc.                Delaware
Bausch & Lomb China, Inc.                      Delaware
115 Clinton Avenue, Inc.                       New York
Bausch & Lomb Colombia                         Colombia
Dahlberg, Inc.                                 Minnesota
Bausch & Lomb Danmark A/S                      Denmark
Bausch & Lomb Dist Ops S.A.                    Switzerland
Bausch & Lomb Domestic Finance Corp.           Delaware
Bausch & Lomb Domestic Holdings Corp.          Delaware
Dr. Mann Pharma                                Germany
Bausch & Lomb Espana, S.A.                     Spain
Beijing Bausch & Lomb Eyecare Company, Ltd.    China
Bausch & Lomb Far East Pte.                    Singapore
Bausch & Lomb Finance S.A.                     Switzerland
OY Bausch & Lomb Finland AB                    Finland
Bausch & Lomb Foreign Sales Corporation        Barbados
Bausch & Lomb Foundation, Inc.                 New York
Bausch & Lomb France S.A.                      France
Bausch & Lomb Fribourg SA                      Switzerland
Bausch & Lomb GmbH                             Austria
Guangzhou Bausch & Lomb Manufacturing Ltd.     China
Bausch & Lomb Holdings B.V.                    Netherlands
Bausch & Lomb (Hong Kong) Limited              Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong) Limited    Hong Kong
Bausch & Lomb India Limited                    India
BL Industria Otica Ltda.                       Brazil
Bausch & Lomb International, Inc.              New York
Bausch & Lomb International Holdings Corp.     Delaware
Bausch & Lomb InVision Institute, Inc.         Massachusetts
Bausch & Lomb Ireland                          Ireland
Bausch & Lomb IOM S.p.A.                       Italy
B.L.J. Company Limited                         Japan
Bausch & Lomb Korea, Ltd.                      Korea
Bausch & Lomb Lamex, Inc.                      Delaware
Madden & Layman, Ltd.                          England
Bausch & Lomb (Malaysia) Sdn. Bhd.             Malaysia
Miracle-Ear, Inc.                              Minnesota
Bausch & Lomb (New Zealand) Limited            New Zealand
Bausch & Lomb Norway A/S                       Norway
Operadora de Contactologia, S.A. de C.V.       Mexico
Bausch & Lomb Opticare, Inc.                   New York
Outlook Eyewear Company                        Delaware
Bausch & Lomb Panama, Inc.                     Panama
Bausch & Lomb Pharmaceuticals, Inc.            Delaware
Polymer Technology Corporation                 New York
Bausch & Lomb Puerto Rico, Inc.                Delaware
Bausch & Lomb Realty Corporation               New York
Revo, Inc.                                     Delaware
Revo Europe Limited                            England
RHC Holdings, Inc.                             Delaware
Bausch & Lomb Services Corp.                   New York
Sight Pharmaceuticals Incorporated             Delaware
Sight Savers, Inc.                             Delaware
Bausch & Lomb (Singapore) Pte. Ltd.            Singapore
Bausch & Lomb South Africa (Pty.) Ltd.         South Africa
Bausch & Lomb South Asia, Inc.                 Delaware
South Asia Management Company Sdn. Bhd.        Malaysia
Bausch & Lomb Svenska, AB                      Sweden
Bausch & Lomb Taiwan Limited                   Taiwan
Bausch & Lomb Turkey                           Turkey
Bausch & Lomb U.K. Limited                     England
Bausch & Lomb Venezuela, S.A.                  Venezuela
Wilmington Management Corp.                    Delaware
Wilmington Partners L.P.                       Massachusetts
Windmill Investors Ltd.                        Bermuda